UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01.  Material Definitive Agreement.

As previously disclosed, on January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with the Corporation, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”). On June 19, 2020, the Debtors, certain funds and accounts managed or advised by Abrams Capital Management, L.P., and certain funds and accounts managed or advised by Knighthead Capital Management, LLC filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated June 19, 2020 [Docket No. 8048] with the Bankruptcy Court (as may be further modified, amended, or supplemented from time to time and, together with all exhibits and schedules thereto, the “Plan”).  On June 20, 2020, the Bankruptcy Court entered an order [Docket No. 8053] (the “Confirmation Order”) confirming the Plan, which incorporates the Bankruptcy Court’s prior order approving the Plan funding transactions and documents [Docket No. 7909].

Also as previously disclosed, the Corporation announced that it expected to pursue underwritten offerings of up to $5.75 billion of equity securities to finance the transactions contemplated by the Plan (the “Offerings”), of which up to $523 million (the “Option Amount”) would be issuable pursuant to customary options granted to the underwriters thereof to purchase additional securities (the “Option Securities”).  In connection therewith, the Corporation had entered into separate agreements with investors (each, a “Backstop Party”) holding 100% of the equity backstop commitments to provide for the entry into a prepaid forward contract (a “Forward Stock Purchase Agreement”) between each Backstop Party and the Corporation, under which each Backstop Party would purchase its pro rata share of the Option Amount (such amount, each Backstop Party’s “Greenshoe Backstop Purchase Amount”).

On June 19, 2020, the Corporation entered into the Forward Stock Purchase Agreements with the Backstop Parties.  Each Forward Stock Purchase Agreement provides that, subject to certain conditions, the Backstop Party will purchase on the effective date of the Plan, and receive on the Settlement Date (as defined in each Forward Stock Purchase Agreement) an amount of common stock of the Corporation equal to the Greenshoe Backstop Purchase Amount, at a price per share equal to the lesser of (i) the lowest per share price of common stock sold on an underwritten basis to the public in an offering of common stock of the Corporation, as disclosed on the cover page of the prospectus or prospectus supplement, and (ii) the price per share payable by the investors party to the Investment Agreement dated as of June 7, 2020, as disclosed by the Corporation in a Current Report on Form 8-K filed on June 8, 2020 (such lesser price, the “Settlement Price”). The term of each Forward Stock Purchase Agreement is 30 days from the date that the underwriting agreements for the Offerings are executed by the Corporation and the underwriters.

If, during the term of each Forward Stock Purchase Agreement, the underwriters of the Offerings exercise their options to purchase the Option Securities, the Corporation will redeem a portion of the rights under each Forward Stock Purchase Agreement to receive common stock and return to each Backstop Party a portion of their Greenshoe Backstop Purchase Amount equal to their pro rata share of the gross proceeds received by the Corporation from the sale of the Option Securities to the underwriters. If the underwriters do not exercise or only partially exercise their option to purchase the Option Securities, then shortly after the expiration of the Forward Stock Purchase Agreements, the Corporation will issue and deliver to each Backstop Party a number of shares of common stock equal to the unredeemed portion of such Backstop Party’s Greenshoe Backstop Purchase Amount divided by the Settlement Price (such shares of common stock, each Backstop Party’s “Greenshoe Backstop Shares”).

Additionally, each Forward Stock Purchase Agreement provides that, subject to the consummation by the Corporation of the Offerings, the Corporation will issue to each Backstop Party its pro rata share of 50,000,000 shares of common stock (such shares, each Backstop Party’s “Additional Backstop Premium Shares”).

Under the terms of the Forward Stock Purchase Agreements, each Backstop Party is entitled to certain customary registration rights with respect to the Greenshoe Backstop Shares delivered thereunder, which, among other things, require the Corporation to register the resale of such shares under the Securities Act of 1933, as amended (the “Securities Act”) shortly following the delivery thereof and to use commercially reasonable efforts to maintain such registration.

The foregoing description of the terms of each Forward Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Forward Stock Purchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02.  Unregistered Sale of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01 the Corporation has agreed to issue the Greenshoe Backstop Shares to the Backstop Parties subject to the terms and conditions of, and pursuant to, the Forward Stock Purchase Agreements. This issuance and sale will be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act. The Backstop Parties represented to the Corporation that they are “accredited investors” as defined in Rule 501 of the Securities Act and that the Greenshoe Backstop Shares are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and the Greenshoe Backstop Shares acquired in connection with the Forward Stock Purchase Agreements, or any transaction statement evidencing ownership of such shares, will bear an appropriate restrictive legend.

Also as described in Item 1.01, the Corporation has agreed to issue the Additional Backstop Premium Shares subject to the terms and conditions of, and pursuant to, the Forward Stock Purchase Agreements. This issuance and sale will be exempt from registration under the Securities Act, pursuant to Section 1145(a)(1)(A) of the Bankruptcy Code, as approved by the Bankruptcy Court in the Order dated June 16, 2020 [Docket No. 7972].

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1 (1)	Form of Forward Stock Purchase Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

(1) The Form of Forward Stock Purchase Agreement is substantially identical in all material respects to each Forward Stock Purchase Agreement that is otherwise required to be filed as an exhibit, except as to the Purchaser (as defined in the Forward Stock Purchase Agreement), the amount of such Purchaser’s Greenshoe Backstop Purchase Amount and the amount of such Purchaser’s Additional Backstop Premium Shares. In accordance with instruction no. 2 to Item 601 of Regulation S-K, the registrant has filed the form of such Forward Stock Purchase Agreement, with a schedule identifying the Forward Stock Purchase Agreements omitted and setting forth the material details in which each Forward Stock Purchase Agreement differs from the form that was filed. The registrant acknowledges that the Securities and Exchange Commission may at any time in its discretion require filing of copies of any agreement so omitted.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of the Corporation and the Utility, including but not limited to the Offerings and the Corporation’s and the Utility’s emergence from Chapter 11. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties, including the possibility that the conditions to emergence in the Plan will not be satisfied. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Corporation and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2019, their Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and their subsequent reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to, those associated with the Corporation’s and the Utility’s Chapter 11 Cases. The Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

Non-Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: June 25, 2020	By:	/s/ JASON P. WELLS
		Name:	Jason P. Wells
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: June 25, 2020	By:	/s/ JANET C. LODUCA
		Name:	Janet C. Loduca
		Title:	Senior Vice President and General Counsel